AMENDMENT NO. 2

TO THE DECLARATION OF TRUST OF

SPDR® SERIES TRUST

This Amendment No. 2 (“Amendment No. 2”) dated February 20, 2025 to the First Amended and Restated Declaration of Trust, dated September 6, 2000, as amended on August 1, 2007 (the “Declaration of Trust”), of SPDR® Series Trust (the “Trust”).

WITNESSETH:

WHEREAS, Section 9.3(a) (Amendment Procedure) of the Declaration of Trust provides that the Board of Trustees of the Trust may, without the vote or consent of shareholders, amend the Declaration of Trust to, among other reasons, supply any omission, or cure, correct or supplement any ambiguous, defective or inconsistent provision thereof; and

WHEREAS, the Trustees of the Trust desire to amend Section 3.9 of the Declaration of Trust.

NOW, THEREFORE, Section 3.9 of the Declaration of Trust is replaced in its entirety with the following:

Section 3.9 MANNER OF ACTING; BYLAWS. Except as otherwise provided herein or in the Bylaws or by any provision of law, any action to be taken by the Trustees may be taken by a majority of the Trustees present at a meeting of Trustees (a quorum being present), including any meeting held by means of a conference telephone circuit or similar communications equipment by means of which all persons participating in the meeting can hear each other, or by written consents of a majority of the Trustees, including a majority of the Trustees who are not interested persons of the Trust, as that term is defined in the 1940 Act. The Trustees may adopt Bylaws not inconsistent with this Declaration to provide for the conduct of the business of the Trust and may amend or repeal such Bylaws to the extent such power is not reserved to the Shareholders.

Except as amended above, all provisions of the Declaration of Trust remain in full force and effect.

IN WITNESS WHEREOF, the undersigned, being the Trustees of the Trust, have executed this amendment to the Declaration of Trust, in one or more counterparts, as of the date first written above.

/s/ Dwight D. Churchill
Dwight D. Churchill
As Trustee and not individually

/s/ Carolyn M. Clancy
Carolyn M. Clancy
As Trustee and not individually

/s/ Jeanne LaPorta
Jeanne LaPorta
As Trustee and not individually

/s/ Clare S. Richer
Clare S. Richer
As Trustee and not individually

/s/ James E. Ross
James E. Ross
As Trustee and not individually

/s/ Kristi L. Rowsell
Kristi L. Rowsell
As Trustee and not individually

/s/ Sandra G. Sponem
Sandra G. Sponem
As Trustee and not individually

/s/ Carl G. Verboncoeur
Carl G. Verboncoeur
As Trustee and not individually